Vista International Technologies. Inc. 10-Q
Exhibit 99.1

TARSHIS, CATANIA, LIBERTH, MAHON & MILLIGRAM, PLLC

ATTORNEYS AND COUNSELLORS AT LAW

STEVEN L. TARSHIS, L.L.M. TAXATION JOSEPH A. CATANIA, JR.
RICHARD F. LIBERTH
RICHARD M. MAHON, II (DC, AZ) STEVEN I. MILLIGRAM (N1)
MICHELLE F. RIDER, CPA (FL)

PAUL S. ERNENWEIN

HOBART J. SIMPSON
JULIA GOINGS-PERROT

SPECIAL COUNSEL JAY F. JASON (MA) JOSEPH G. McKAy
ONE CORWIN COURT
POST OFFICE Box 1479
NEWBURGH, NEW Yon 12550
(845)565-1100
1-800-344-5655
FAX (845)565-1999
(FAX SERVICENOT ACCEPTED)

100 RED SCHOOLHOUSE ROAD, SUITE C-12
CHESTNUT RIDGE,NEW YORK 10977
TEL (845)426-7799                                FAX (845)426-5541

(MAIL AND FAX SERVICE NOT ACCEPTED)
MARK L. SCHUH NICHOLAS A. PASCALE DANIEL F. SULLIVAN MICHAEL E. CATANIA (1‘11, CT, MA) ARYEH LAZARUS (NJ) HOLLY L. REINFIARDT (P11) REBECCA BALDWIN MANTELLO (CT) TIMOTHY G. TUTTLE (CT) ARI I. BAUER

(ALSO ADMITTED IN)	tclmm@tclmm.com www.TCLMM.com	(ALSO ADMITTED IN)
WR1TER'S D1RECT NO. (845)569-4399		WR1TER'S E-MAIL: mrider(gtclmm.com

June 30, 2011

VISTA International Technologies Inc. 88 Inverness Circle East
Suite N-103
Englewood, CO 80112
Attn: Bradley A. Ripps

Re:	Strain, Richard C - Investment in Vista Intemational Technologies Inc. (the "Company")
Our File No. 12195-57686

Dear Mr.Ripps:

I represent Richard Strain with regard to the above captioned matter. With respect to the instruments described below, this letter confirms that Richard Strain hereby agrees to refrain from calling non-payment defaults until the earlier of:
(a)
The closing of the sale (the "Sale") of that certain parcel of real property owned by the Company known as 1323 Fulghum Road, Hutchins, Texas to the BrownLewisville Railroad Family First Limited Partnership, provided such Sale is approved by the majority of the Company's shareholders at the Company's 2011 annual meefing; or

(b)	August 31, 2011

This forbearance pertains to the following Promissory Notes and Advances:
(i) that certain Promissory Note in the amount of $100,000.00 dated April 4, 2007;
(ii) that certain Promissory Note in the amount of $200,000.00 dated April 16, 2007;
(iii) that certain Promissory Note in the amount of $200,000.00 dated May 31, 2007;
(iv) that certain Advance in the amount of $43,000.00 dated August 13, 2009;

TARSHIS, CATANIA, L1BERTH, MAHON & MILLIGRAM, PLLC

VISTA International Technologies Inc.
June 30, 2011

(v)	that certain Advance in the amount of $50,000.00 dated October 5, 2009; and (collectively, the "Notes").
Kindly contact the undersigned with any questions regarding this matter.

Very truly yours, /s/ MICHELLE F. RIDER
MICHELLE F. RIDER

MFR/kmh/648837

cc:           Mr. Richard Strain

Pursuant to IRS Regulations, any tax advice contained in this communication or attachments is not intended to be used and cannot be used for purposes of avoiding penalties imposed by the Internal Revenue Code or promoting, marketing or recommending to another person any tax related matter.